                                                                  EXHIBIT 99.46

FOR IMMEDIATE RELEASE


CONTACT:    Dale A. Sander, CFO
            (619) 546-1114

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           XYTRONYX, INC.  REPORTS FISCAL 1996 THIRD QUARTER RESULTS

SAN DIEGO, CA, FEBRUARY 12, 1996 -- Xytronyx, Inc. (AMEX: XYX) today announced results for the fiscal third quarter ended December 31, 1995.

Revenues for the third quarter ended December 31, 1995 were $202,000 compared to $51,000 for the same period of the prior year. Net loss for the quarter was $656,000 or $0.10 per share, compared to a loss of $913,000 or $0.17 per share for the third quarter of the prior year.

Revenues for the nine months ended December 31, 1995 were $343,000, compared to $1,152,000 for the same period of the prior year. Net results were a loss of $2,241,000, or $0.40 per share, compared to a loss of $2,503,000, or $0.50 per share, for the same period of the prior year. Prior year revenues included proceeds from an agreement with Coors Brewing Company for the use of Xytronyx's Kephra reversible color change technology in a summer 1994 promotion. No such revenues were earned in the current nine month period. Xytronyx also noted that product development expenses for the current nine month period includes $604,000 in costs incurred related to the U.S. clinical trials of the Periodontal Tissue Monitor Kit.

Xytronyx, Inc. is engaged in the development and commercialization of products based on biotechnological research primarily in the areas of medicine, dentistry and veterinary medicine.


                                (table follows)
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 XYTRONYX, INC. AND SUBSIDIARY (A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)


                                              Quarter Ended                      Nine Months Ended
                                               December 31                          December 31
                                      -----------------------------         ----------------------------
                                           1995              1994                1995              1994
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
REVENUES

   Product sales                       $      700        $    9,021         $     11,730    $    612,744
   License fees and royalties                   -                 -                    -         330,000
   Contract research                            -                 -               45,000          99,151
   Marketing rights                       175,000                 -              205,000               -
   Interest and other                      26,055            42,444               80,933         110,542
-------------------------------------------------------------------         ----------------------------
Total revenues                            201,755            51,465              342,663       1,152,437
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COSTS AND EXPENSES

   Cost of product sales                   34,094            45,255               94,508         394,449
   Product development                    458,976           341,289            1,160,699       1,483,821
   General and administrative             269,738           344,668              961,749       1,187,224
   Business development
     and marketing                         80,893           219,339              342,198         548,402
   Interest and other                      13,628            13,888               24,763          41,812
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Total costs and expenses                  857,329           964,439            2,583,917       3,655,708
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Net loss                                ($655,574)        ($912,974)         ($2,241,254)    ($2,503,271)
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Net loss per share
   of common stock                         ($0.10)           ($0.17)              ($0.40)         ($0.50)
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Weighted average
   shares outstanding                   6,323,681         5,263,029            5,617,865       5,055,211
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
                                      Balance Sheet Data as of
                                  December 31, 1995  March 31, 1995
                                  ---------------------------------
Cash, cash equivalents and
   short-term investments         $2,756,508             $1,820,078
Total assets                       3,339,632              2,304,937
Long-term liabilities                 24,766                 24,353
Stockholders' equity               2,566,092              1,883,809
